UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On February 8, 2006, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter and year ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

            (c)      Exhibits

            99.1    Press Release of Rainier Pacific Financial Group, Inc. dated February 8, 2006.

2

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: February 8, 2006                                        /s/John A. Hall
                                                                            John A. Hall
                                                                            President and Chief Executive Officer
                                                                           (Principal Executive Officer)

 3

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EXHIBIT 99.1

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                                                                                                    For more information, contact:
                                                                                                    John Hall: (253) 926-4007
                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                    or
                                                                                                    Vic Toy: (253) 926-4038
                                                                                                     vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Earnings

Tacoma, Washington - February 8, 2006 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced its fourth quarter and annual results for the periods ending December 31, 2005. Net income for the quarter ended December 31, 2005 was $680,000, or $0.11 per diluted share, compared to net income of $1.3 million, or $0.18 per diluted share, for the same period in 2004. For the year ended December 31, 2005, the Company's net income was $2.7 million or $0.43 per diluted share, compared to net income of $3.6 million, or $0.48 per diluted share, for the year ended December 31, 2004. Earnings in the fourth quarter of 2004 were greater as a result of the recognition of an $873,000 deferred gain from the sale of the Company's former corporate office building in Fife, Washington and from a $400,000 benefit in the provision for federal income taxes as a result of tax credits resulting from the Bank's technology initiative. Without these two non-recurring items, the fourth quarter and annual earnings for the periods ended December 31, 2004 would have been $321,000, or $0.05 per diluted share, and $2.7 million, or $0.35 per diluted share, respectively.

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The Company's revenue (i.e., net interest income before provisions for loan losses plus non-interest income) for the quarter and year ended December 31, 2005 was $7.9 million and $31.7 million, respectively, compared to $9.4 million and $36.4 million for the respective periods a year ago. Net interest income, before the provision for loan losses for the quarter ended December 31, 2005, was $6.1 million, compared to $6.6 million for the quarter ended December 31, 2004. For the year ended December 31, 2005, net interest income was $24.4 million, a decrease of 13.8% from $28.3 million in the previous fiscal year. The Company's net interest margin contracted during the quarter and the year ended December 31, 2005 as a result of higher cost of funds from increasing short-term interest rates and a flattening yield curve. Non-interest income was $1.8 million for the quarter ended December 31, 2005, compared to $2.8 million for the same quarter in 2004. Non-interest income was $7.3 million for the year ended December 31, 2005, a decrease of 11.0% from $8.2 million for the year ended December 31, 2004. The decline in non-interest income in fiscal 2005 compared to the prior year was primarily attributable to the non-recurring gain on the sale of the Company's former corporate office building, lower gains on the sale of loans, and lower service charges on customer deposit accounts.

The Company's provision for loan losses was $150,000 for the quarter ended December 31, 2005, compared to the $600,000 provision for the same period one year ago, and was unchanged compared to the provision made for the quarters ended September 30, 2005 and June 30, 2005. For the fiscal year ended December 31, 2005, the provision for loan losses was $750,000, compared to $2.7 million for fiscal year 2004. Lower provisions for loan losses for the quarter and the year ended December 31, 2005 were the result of relatively lower loan delinquencies and charge-offs, and improved credit quality of the Company's loan portfolio.

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Non-interest expense was $6.7 million for the quarter ended December 31, 2005, compared to $7.4 million for the same quarter in 2004. For the year ended December 31, 2005, non-interest expense was $26.9 million, a decrease of 6.9% from $28.9 million for the year ended December 31, 2004. Lower employee and technology-related costs were the primary reasons for the decreases during the year ended December 31, 2005. The Company will implement Financial Accounting Standards Board Statement No. 123 (Revised 2004) "Share Based Payment" ("Statement 123R") beginning January 1, 2006. Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the Company's income statement. The Company estimates that the implementation of Statement 123R will result in additional non-cash compensation expenses of approximately $0.07 per diluted share in 2006.

At December 31, 2005, the Company's total assets were $870.8 million, an increase of 15.8% from $751.8 million at December 31, 2004. Total shareholders' equity at December 31, 2005 was $84.7 million, compared to $98.8 million at December 31, 2004. The decline in shareholders' equity was primarily attributable to the purchase by the Company of 973,613 shares of the Company's outstanding common stock during 2005, for an aggregate amount of $16.6 million. During the fourth quarter, the Company purchased 91,142 of these shares, at an average price per share of $15.26 for an aggregate amount of $1.4 million. At December 31, 2005, the Company had authority to purchase an additional 34,097 shares of common stock under its currently approved stock repurchase program.

The Company's book value per share as of December 31, 2005 was $13.74 per share based upon 6,164,791 outstanding shares of common stock. The number of outstanding shares includes 224,290 restricted shares granted under the Company's 2004 Management Recognition Plan that have not yet

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vested to participants and excludes 526,056 of unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

The Company's net interest margin was 3.06% for the quarter ended December 31, 2005, compared to 3.72% for the same quarter in fiscal 2004 and 3.22% for the quarter ended September 30, 2005. Higher customer deposit and short-term borrowing costs, and the purchase of lower yielding adjustable-rate investment securities caused the net interest margin to continue to narrow during the fourth quarter ended December 31, 2005. For the quarter ended December 31, 2005, the yield on loans was 6.72%, compared to 6.49% for the quarter ended December 31, 2004. For the fiscal year ended December 31, 2005, the Company's net interest margin was 3.29% compared to 4.08% for the year ended December 31, 2004.

Total loans increased to $582.9 million at December 31, 2005, or 16.0%, from $502.7 million at December 31, 2004. The Company's repositioning of the loan portfolio continued to reflect a decreasing percentage of single-family real estate loans and consumer loans while commercial real estate, multi-family real estate, and real estate construction loans continue to comprise an increasing percentage of the total loan portfolio. At December 31, 2005, the loan portfolio consisted of 28.6% commercial real estate loans, 27.3% multi-family real estate loans, 14.6% single-family real estate loans, 12.0% consumer loans, 10.4% real estate construction loans, 5.5% home equity loans, and 1.6% commercial business loans.

The Company sold $1.2 million of single-family real estate loans during the quarter ended December 31, 2005, compared to $26.4 million for the same period last year. For the year, the Company sold

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$34.2 million of single-family real estate loans, compared to $52.3 million for the year ended December 31, 2004. The portfolio of loans serviced for others increased to $106.7 million at December 31, 2005, compared to $99.4 million at December 31, 2004.

Total loan originations during the fourth quarter of 2005 were $70.8 million, compared to $62.3 million for the same period last year. The Company continued to focus on generating commercial real estate, multi-family real estate, and real estate construction loans; and originated $55.2 million of new loans in these categories during the fourth quarter of 2005 compared to $42.8 million for the same period one year ago. Total loan originations for the year ended December 31, 2005 were $248.8 million, slightly higher than the $243.4 million of loan originations during the prior year. During the year ended December 31, 2005, the Company originated a total of $177.0 million in commercial real estate, multi-family real estate, and real estate construction loans, compared to $160.6 million during the prior year. The $16.4 million increase in commercial real estate, multi-family real estate, and real estate construction loan originations during the year ended December 31, 2005 offset a $10.0 million decrease in single-family real estate loan originations which totaled $36.8 million during fiscal 2005 compared to $46.8 million in fiscal 2004.

The credit quality indicators of the loan portfolio improved during fiscal 2005. Net charge-offs were $282,000 during the quarter ended December 31, 2005, compared to $556,000 for the quarter ended December 31, 2004. Net charge-offs for the year ended December 31, 2005 were $1.1 million, compared to $2.0 million for the year ended December 31, 2004. Loans more than 30 days delinquent as a percentage of total loans were 0.28% at December 31, 2005, compared to 0.40% at December 31, 2004. Non-performing loans (i.e., loans 90 days or more past due or non-accrual loans) were

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$114,000, or 0.02% of total loans at December 31, 2005, compared to $303,000, or 0.06% of total loans, at December 31, 2004. Non-performing assets were $141,000, or 0.02% of total assets, at December 31, 2005, compared to $357,000, or 0.05% of total assets, at December 31, 2004. The allowance for loan losses totaled $8.6 million at December 31, 2005, representing an allowance to total loans ratio of 1.47%, compared to $9.0 million, or 1.79%, at December 31, 2004.

The Company's investment securities portfolio at December 31, 2005 was $225.7 million (excluding $13.7 million in FHLB stock holdings), representing an increase of $35.9 million during the fourth quarter of fiscal 2005 and $34.7 million since December 31, 2004. The increase in investment securities resulted primarily from the Company's purchase of additional adjustable-rate securities in the fourth quarter of 2005.

Total deposits increased $93.1 million, or 27.0%, to $438.0 million at December 31, 2005, from $344.9 million at December 31, 2004. Core deposits (composed of checking, savings, money market, and individual retirement accounts) totaled $194.0 million, or 44.3% of total deposits, as of December 31, 2005. The average cost of deposits was 2.65% and 2.14% for the quarter and year ended December 31, 2005, respectively, compared to 1.40% and 1.27% for the same respective periods in fiscal 2004. The increase in deposit costs during the quarter and the year ended December 31, 2005 reflect rising short-term interest rates, and growth in higher-cost local market and brokered certificates of deposit.

"We are pleased with Rainier Pacific's loan and deposit growth during the fourth quarter, our continued asset quality, as well as the progress made in repositioning our earning-asset portfolio to be

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more responsive to the rising short-term interest rate environment. We do, however, anticipate that rising short-term interest rates and the flat yield curve will continue to increase our cost of funds and will place continued pressure on our net interest margin during the first half of 2006. Our pursuit of being a full-service provider was recently demonstrated by the completion of our acquisition of the property and casualty insurance businesses of Christopherson-Boze Insurance Services and the Holman Insurance Agency on January 3, 2006. We anticipate that the acquisition of these two agency businesses will add approximately $0.02 to Rainier Pacific's 2006 earnings per share." said John Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington based state-chartered savings bank, operating 13 branch offices in the Tacoma-Pierce County and City of Federal Way areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Condition (Dollars in Thousands)

	At December 31,	At September 30,	At December 31,
	2005	2005	2004
ASSETS
ASSETS:
Cash and cash equivalents	$ 9,955	$ 9,063	$ 8,927
Interest-bearing deposits with banks	3,836	498	1,271
Securities available-for-sale	144,212	105,704	97,436
Securities held-to-maturity (fair value of $79,885 at December 31, 2005, $82,721 at September 30, 2005, and $92,779 at December 31, 2004)	81,497	84,097	93,540
Federal Home Loan Bank ("FHLB") stock, at cost	13,712	13,712	13,374

Loans	582,894	540,746	502,719
Less: allowance for loan losses	(8,597)	(8,729)	(8,981)
Loans, net	574,297	532,017	493,738

Premises and equipment, net	34,307	35,125	34,684
Accrued interest receivable	3,861	3,342	3,354
Other assets	5,166	6,015	5,452

TOTAL ASSETS	$870,843	$ 789,573	$ 751,776

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 31,065	$30,990	$29,654
Interest-bearing	406,965	364,077	315,262
Total Deposits	438,030	395,067	344,916

Borrowed funds	340,240	300,726	295,722
Corporate drafts payable	2,977	3,170	3,839
Accrued compensation and benefits	1,958	2,183	1,828
Other liabilities	2,928	2,956	6,665

TOTAL LIABILITIES	786,133	704,102	652,970

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,690,847 shares issued and 5,940,502 shares outstanding at December 31, 2005; 6,783,189 shares issued and 5,997,076 shares outstanding at September 30, 2005; and 7,672,260 shares issued and 6,779,634 shares outstanding at December 31, 2004	49,598	50,450	64,672
Unearned Employee Stock Ownership Plan ("ESOP") shares	(5,261)	(5,430)	(5,940)
Accumulated other comprehensive loss, net of tax	(1,441)	(1,086)	(725)
Retained earnings	41,814	41,537	40,799

TOTAL SHAREHOLDERS' EQUITY	84,710	85,471	98,806
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 870,843	$ 789,573	$ 751,776

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Income (Dollars in Thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
INTEREST INCOME
Loans	$ 9,532	$ 7,993	$ 35,022	$ 31,886
Securities available-for-sale	1,509	1,027	4,816	4,054
Securities held-to-maturity	765	865	3,199	3,753
Interest-bearing deposits	29	3	58	8
FHLB stock dividends	-	-	54	354
Total interest income	11,835	9,888	43,149	40,055
INTEREST EXPENSE
Deposits	2,591	1,088	7,462	3,912
Borrowed funds	3,157	2,249	11,275	7,863
Total interest expense	5,748	3,337	18,737	11,775
Net interest income	6,087	6,551	24,412	28,280
PROVISION FOR LOAN LOSSES	150	600	750	2,700
Net interest income after provision for loan loss	5,937	5,951	23,662	25,580
NON-INTEREST INCOME
Deposit service fees	888	969	3,709	4,128
Loan service fees	285	238	1,008	836
Insurance service fees	158	179	597	619
Investment service fees	125	168	509	499
Gain (loss) on sale of securities, net	-	(5)	(2)	173
Gain on sale of loans, net	56	342	494	698
Gain on sale of premises and equipment, net	65	895	349	1,013
Other operating income	254	55	662	194
Total non-interest income	1,831	2,841	7,326	8,160
NON-INTEREST EXPENSE
Compensation and benefits	3,530	3,957	14,276	14,501
Office operations	1,344	1,379	5,464	5,092
Occupancy	613	555	2,140	1,711
Loan servicing	147	135	510	464
Outside and professional services	339	553	1,360	2,890
Marketing	215	209	1,032	1,205
Other operating expenses	549	644	2,124	3,040
Total non-interest expense	6,737	7,432	26,906	28,903

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,031	1,360	4,082	4,837

PROVISION FOR FEDERAL INCOME TAX	351	63	1,389	1,210

NET INCOME	$ 680	$ 1,297	$ 2,693	$ 3,627

EARNINGS PER COMMON SHARE
Basic	$ 0.11	$ 0.19	$ 0.44	$ 0.49
Diluted	$ 0.11	$ 0.18	$ 0.43	$ 0.48
Weighted average shares outstanding - Basic	5,968,175(1)	6,934,747(2)	6,164,771(1)	7,436,341(2)
Weighted average shares outstanding - Diluted	5,996,923(1)	7,032,349(2)	6,202,420(1)	7,492,929(2)

(1)    Weighted average shares outstanding (both Basic and Diluted) include 101,210 shares of the 325,500 restricted shares granted and issued under the 2004 Management Recognition Plan ("MRP").

(2)    Weighted average shares outstanding (both Basic and Diluted) include 34,626 shares of the 333,300 restricted shares granted and issued under the MRP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004

Loan growth	7.79%	2.68%	15.95%	12.33%
Deposit growth	10.87%	0.59%	27.00%	9.37%
Equity decline	(0.89%)	(5.93%)	(14.27%)	(13.75%)
Asset growth	10.29%	0.52%	15.84%	9.70%

Net interest margin	3.06%	3.72%	3.29%	4.08%
Increase (decrease) in non-interest income	(34.68%)	83.08%	(8.58%)	11.88%
Increase (decrease) in non-interest expense	(8.89%)	(48.34%)	(6.44%)	(14.13%)
Net charge-offs to average loans	0.21%	0.46%	0.22%	0.41%
Efficiency ratio	85.08%	79.05%	84.78%	79.23%
Return on assets	0.32%	0.69%	0.34%	0.49%
Return on equity	3.20%	5.11%	3.04%	3.33%

Yield on loans	6.72%	6.49%	6.66%	6.73%
Yield on investments	4.25%	3.80%	4.01%	3.76%
Yield on FHLB stock	0.00%	0.00%	0.40%	2.81%

Cost of deposits	2.65%	1.40%	2.14%	1.27%
Cost of borrowed funds	3.78%	3.05%	3.65%	2.84%

Yield on interest-earning assets	5.93%	5.60%	5.82%	5.77%
Cost of interest-bearing liabilities	3.17%	2.20%	2.85%	2.01%
Net interest spread	2.76%	3.40%	2.97%	3.76%

Loans originated	$ 70,796	$ 62,262	$ 248,839	$ 243,382
Loans sold	$ 1,152	$ 26,355	$ 34,217	$ 52,293
Loans charged-off, net	$ 282	$ 556	$ 1,134	$ 1,955

Shares outstanding at end of period	6,164,791 (1)	7,078,308(2)	6,164,791 (1)	7,078,308(2)
Book value per share	$ 13.74	$ 13.96	$ 13.74	$ 13.96

Net interest margin-quarter ended 12/31/2005	3.06%
Net interest margin-quarter ended 09/30/2005	3.22%
Net interest margin-quarter ended 06/30/2005	3.33%
Net interest margin-quarter ended 03/31/2005	3.59%
Net interest margin-quarter ended 12/31/2004	3.72%

(1)   Shares outstanding at the end of the period shown represent all 6,690,847 shares issued (including a total of 224,290 unvested restricted shares granted under the MRP), less 526,056 unallocated shares under the ESOP.

(2)   Shares outstanding at the end of the period shown represent all 7,672,260 shares issued (including a total of 333,300 unvested restricted shares granted under the MRP), less 593,952 unallocated shares under the ESOP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands)

	As of December 31,	As of September 30,	As of December 31,
	2005	2005	2004

Loans/Deposits	133.07%	136.87%	145.75%
Equity/Assets	9.73%	10.82%	13.14%
Non-performing assets:
Loans 90 days or more past due	$ 114	$ 176	$303
Repossessed assets	27	16	54
Other real estate owned	-	-	-
Total non-performing assets	$ 141	$ 192	$ 357

Loans greater than 30 days delinquent	$ 1,624	$ 1,438	$ 2,022
Loans greater than 30 days delinquent as a percentage of loans	0.28%	0.27%	0.40%

Non-performing loans as a percentage of loans	0.02%	0.03%	0.06%
Non-performing assets as a percentage of assets	0.02%	0.02%	0.05%

Allowance for loan loss as a percentage of non- performing loans	7,541.23%	4,959.66%	2,964.03%
Allowance for loan loss as a percentage of non- performing assets	6,097.16%	4,546.35%	2,515.69%
Allowance for loan loss as a percentage of total loans	1.47%	1.61%	1.79%

Loan portfolio composition:
Real estate:
One- to four-family residential	$ 85,143	$ 84,461	$ 97,455
Home equity	31,836	30,518	28,775
Five or more family residential	159,690	144,036	126,199
Commercial	167,068	162,896	144,717
Total real estate	443,737	421,911	397,146

Real estate construction:
One- to four-family residential	53,304	30,411	15,583
Five or more family residential	4,864	4,565	-
Commercial	2,798	4,724	600
Total real estate construction	60,966	39,700	16,183

Consumer:
Automobile	38,788	41,715	52,567
Credit cards	22,026	21,519	22,447
Other	9,190	9,783	11,802
Total consumer	70,004	73,017	86,816

Commercial/Business	9,240	6,991	2,828
Subtotal	583,947	541,619	502,973

Less: Deferred loan (fees) costs, net	(1,053)	(873)	(254)
Less: Allowance for loan losses	(8,597)	(8,729)	(8,981)
Total loans, net	$ 574,297	$ 532,017	$ 493,738

Sold loans, serviced for others	$ 106,723	$ 109,538	$ 99,416

Core deposits (all deposits, excluding CDs)	$ 194,043	$ 180,970	$ 196,509
Non-core deposits (CDs)	243,987	214,097	148,407
Total deposits	$ 438,030	$ 395,067	$ 344,916

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